Exhibit 99.2

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES ADDITIONAL LEADERSHIP CHANGE

New York, NY – August 6, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced that Daphne Smith has been hired as Executive Vice President of Operations, reporting to Tracy Gardner, Chief Executive Officer. Ms. Smith was previously with J.Crew for 16 years, working with Ms. Gardner in various roles including Senior Vice President of Direct. She has spent the past 18 months at New York & Company as their Senior Vice President of e-commerce.

Tracy Gardner, commented, “We are thrilled to welcome Daphne to the dELiA*s team. Daphne is a strong leader, with a proven track record of driving long term profitable growth across omni-channel brands. Her passion and focus on the customer will no doubt be a critical force in driving the dELiA*s brand forward.”

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs, and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”,

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200  FAX: 212-590-6580

“should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.